EXHIBIT 23.01

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-6892) of Clark, Inc. (formerly known as Clark/Bardes, Inc.) of our report dated June 23, 2004 relating to the financial statements of the Clark, Inc. 401k Savings Plan, which appears in this Form 11-K.

/s/ Lane Gorman Trubitt, L.L.P.

Dallas, Texas
June 25, 2004